Avantair, Inc. Announces Closing of Initial Tranche of Private Placement

CLEARWATER, Fla. – July 1, 2009 — Avantair, Inc. (OTCBB: AAIR), the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, today announced that it closed an initial tranche of a PIPE (Private Investment in a Public Entity) financing on Tuesday, June 30th for gross proceeds of approximately $1.4 million. Avantair intends to use the net proceeds from this financing transaction for working capital and general corporate purposes.

Under the terms of the offering, Avantair sold 567,200 Units at $2.50 per Unit to investors. Each Unit consists of two common shares of stock and one warrant to purchase one common share. The warrants have an exercise price of $4.00 per share and are exercisable until June 30, 2012.  The initial tranche was consummated under the terms of a securities purchase agreement between Avantair and each of the investors. Avantair has agreed to register the shares issued to the investors and the shares underlying the warrants issued to the investors for resale under the Securities Act of 1933, as amended. The Company expects to close any additional sales of Units in the offering by July 31, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Avantair
Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with over 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 53 aircraft, with another 56 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com .

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Investor Relations Contacts:
The Piacente Group, Inc.
Kristen McNally/Sanjay M. Hurry
212-481-2050
aair@tpg-ir.com